Exhibit 4.1
AMENDMENT NO. 2 dated as of October 19, 2020 (this “Amendment”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 5, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement), among ITRON, INC., a Washington corporation (the “Company”), the FOREIGN BORROWERS and GUARANTORS party thereto, the LENDERS and ISSUING LENDERS party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent (in such capacity, the “Administrative Agent”).
WHEREAS, pursuant to the Credit Agreement, the Lenders and the Issuing Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein; and
WHEREAS, the Company has requested that certain provisions of the Credit Agreement be amended as set forth herein; and
WHEREAS, the undersigned Lenders are willing to amend such provisions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2. Amendments to the Credit Agreement.
(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment Effective Date” shall mean October 19, 2020.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(b) Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the text “Level IV” in the last paragraph of the definition of the term “Applicable Margin” with the text “Level V” and (ii) replacing the pricing grid in the definition of the term “Applicable Margin” with the following pricing grid:

Level	Total Net Leverage Ratio	Eurocurrency Margin & LOC Fee	Base Rate Margin	Commitment Fee
I	Less than or equal to 2.00 to 1.00	1.00%	0.00%	0.150%
II	Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	1.25%	0.25%	0.175%
III	Greater than 2.50 to 1.00 but less than or equal to 3.50 to 1.00	1.50%	0.50%	0.200%
IV	Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	1.75%	0.75%	0.250%
V	Greater than 4.00 to 1.00	2.00%	1.00%	0.300%

(c) Section 1.1 of the Credit Agreement is hereby amended by restating the definition of “Bail-In Action” to read in its entirety as follows:
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

(d) Section 1.1 of the Credit Agreement is hereby amended by restating the definition of “Bail-In Legislation” to read in its entirety as follows:
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
(e) Section 1.1 of the Credit Agreement is hereby amended by restating the definition of “Write-Down and Conversion Powers” to read in its entirety as follows:
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers
(f) Section 6.13 of the Credit Agreement is hereby amended by replacing the table in paragraph (a) of such Section with the following table:

Date of Fiscal Quarter End	Total Net Leverage Ratio
March 31, 2018 through June 30, 2019	4.75 to 1.00
September 30, 2019 through June 30, 2020	4.50 to 1.00
September 30, 2020	4.25 to 1.00
December 31, 2020 through March 31, 2021	4.75 to 1.00
June 30, 2021 through December 31, 2021	4.50 to 1.00
March 31, 2022 through the Maturity Date	4.00 to 1.00

(g) Section 10.27 of the Credit Agreement is hereby amended by adding the following text immediately before the proviso in such Section: “or the European Union’s blocking statute (Council Regulation (EC) 2271/96)”.
(h) Section 10.28 of the Credit Agreement is hereby amended as follows: (i) replacing the text “any EEA Financial Institution” in the lead-in paragraph of such Section with the text “any Affected Financial Institution”, (ii) replacing the text “an EEA Resolution Authority” in the lead-in paragraph of such Section with the text “the applicable Resolution Authority”, (iii) replacing the text “an EEA Resolution Authority in clause (a) of such Section with the text “the applicable Resolution Authority”, (iv) replacing the text “an EEA Financial Institution” in clause (a) of such Section with the text “an Affected Financial Institution”, (v) replacing the text “such EEA Financial Institution” in clause (b)(ii) of such Section with the text “such Affected Financial Institution”, (vi) replacing the text “or” at the end of clause (b)(ii) of such Section with the text “and” and (vii) replacing the text “any EEA Resolution Authority” in clause (b)(iii) of such Section with the text “the applicable Resolution Authority”.
SECTION 3. Representations and Warranties. Each of the Credit Parties represents and warrants to the Administrative Agent and to each of the Lenders and Issuing Lenders that:
(a) The execution, delivery and performance by the Credit Parties of this Amendment, and the consummation of the transactions contemplated hereby, (i) are within each of the Credit Party’s company powers, (ii) require no consent or approval of (including any exchange control approval) or action by or in respect of, or registration or filing with, any Governmental Authority, agency or official, except such as have been obtained or made and are in full force and effect, (iii) do not contravene, or constitute a default under, any provision of applicable law, regulation or order of any Governmental Authority or the organizational documents of any Credit Party or of any judgment, injunction, order or decree binding upon any Credit Party, (iv) do not result in the creation or imposition of any Lien on any asset of a Credit Party except Liens in favor of the Administrative Agent and/or the Collateral Agent (for the benefit of the Secured Parties) and (v) will not violate or result in a default under any indenture, loan agreement or other material agreement or instrument binding upon any Credit Party or its assets, or give rise to a right thereunder to require any payment to be made by a Credit Party.
(b) This Amendment has been duly authorized, executed and delivered by it and each of this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties made by the Credit Parties in the Credit Agreement and the other Credit Documents shall (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case as of the Amendment Effective Date as if made on and as of such date, except for any representation or warranty made as of an earlier date, which representation and warranty shall (x) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct as of such earlier date and (y) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects as of such earlier date.
(d) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on and as of the Amendment Effective Date.
(e) As of the Amendment Effective Date, to the best knowledge of each Credit Party, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment Effective Date to the Administrative Agent or any Lender as set forth herein is true and correct in all respects.
SECTION 4. Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Company and each other Credit Party party hereto and (ii) Lenders comprising the Required Lenders immediately prior to the Amendment Effective Date, (b) each of the representations and warranties set forth in Section 4 hereof shall be true and correct, (c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Credit Parties, the Credit Documents or the transactions contemplated hereby (including certified resolutions from the board of directors (or similar governing body) of each Credit Party authorizing the execution, delivery and performance of this Amendment), all in form and substance reasonably satisfactory to the Administrative Agent, (d) the Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, in each case to the extent requested in writing to the Company not later than five Business Days prior to the proposed Amendment Effective Date, including, without limitation, a Beneficial Ownership Certification with respect to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and (e)

the Administrative Agent shall have received payment of all fees and expenses required to be paid or reimbursed by the Company under or in connection with this Amendment, including those fees and expenses set forth in Section 9 hereof.
SECTION 5. Reaffirmation. Each of the Company and each other Credit Party hereby (a) reaffirms its obligations under the Credit Agreement and each other Credit Document to which it is a party, in each case as amended by this Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent and/or the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Credit Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Credit Parties contained in the Security Agreement and the other Security Documents are, and shall remain, in full force and effect immediately after giving effect to this Amendment.
SECTION 6. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Issuing Lenders, the Administrative Agent or any Credit Party under the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. After the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
SECTION 7. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.13 AND 10.16 OF THE CREDIT AGREEMENT (AS IN EFFECT ON THE DATE HEREOF) AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 8. Counterparts; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Credit Parties, the Administrative Agent, the Issuing Lenders and the Lenders party hereto. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Amendment and/or any documents to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature page, physical delivery thereof or the use of a paper-based recording system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 9. Fees and Expenses.
(a) The Company hereby agrees to pay to the Administrative Agent on the Amendment Effective Date, for the account of each applicable party, all fees separately agreed to by the Company and Wells Fargo (or any of its Affiliates) in respect of this Amendment.
(b) The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.5(a) of the Credit Agreement.
SECTION 10. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ITRON, INC.
By
/s/ JOEL VACH
Name: Joel Vach
Title: VP Tax and Corporate Treasurer

ITRON NETWORKED SOLUTIONS, INC.
By
/s/ JOEL VACH
Name: Joel Vach
Title: Director

ITRON METERING SOLUTIONS LUXEMBOURG
By
/s/ CHRISTOPHER W. HARTMAN
Name: Christopher W. Hartman
Title: Manager

ITRON GLOBAL
By
/s/ CHRISTOPHER W. HARTMAN
Name: Christopher W. Hartman
Title: Manager

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender
By
/s/ JESSY W. HUMMEL
Name: Jessy W. Hummel
Title: VP & Relationship Manager/Commercial Banker

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

BANK OF THE WEST

By
/s/ LENI PRECIADO
Name: Leni Preciado
Title: Director & Market Manager

For institutions that require a second signature:

By

Name:
Title:

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

BMO Harris Bank N.A.

By
/s/ ANDREW BERRYMAN
Name: Andrew Berryman
Title: Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

BNP PARIBAS

By
/s/ GEORGE KO
Name: George Ko
Title: Director

For institutions that require a second signature:

By
/s/ DAVID BERGER
Name: David Berger
Title: Managing Director

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

Citibank, N.A.

By
/s/ HANS LIN
Name: Hans Lin
Title: Director

For institutions that require a second signature:

By

Name:
Title:

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

CITIZENS BANK, N.A.

By
/s/ A. PAUL DAWLEY
Name: A. Paul Dawley
Title: Senior Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

Fifth Third Bank, National Association

By
/s/ YVONNE MONDRAGON
Name: Yvonne Mondragon
Title: Officer

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

HSBC Bank USA, National Association

By
/s/ CHRIS BURNS
Name: Chris Burns
Title: Senior Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

ING Bank

By
/s/ WOUTER JANSEN
Name: Wouter Jansen
Title: Director

For institutions that require a second signature:

By
/s/ MAXIMILIAN CUPRIAK
Name: Maximilian Cupriak
Title: Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

ING Bank N.V., Dublin Branch

By
/s/ SEAN HASSETT
Name: Sean Hassett
Title: Director

For institutions that require a second signature:

By
/s/ PADRAIG MATTHEWS
Name: Padraig Matthews
Title: Director

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

JP Morgan Chase, N.A.

By
/s/ LYNN BRAUN
Name: Lynn Braun
Title: Executive Director

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

KEYBANK NATIONAL ASSOCIATION

By
/s/ TAD L. STAINBROOK
Name: Tad L. Stainbrook
Title: Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

MUFG Union Bank, N.A.

By
/s/ MENG ZHANG
Name: Meng Zhang
Title: Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

PNC BANK, NATIONAL ASSOCIATION

By
/s/ ANA GAYTAN
Name: Ana Gaytan
Title: Assistant Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

Silicon Valley Bank

By
/s/ JACKSON MORROW
Name: Jackson Morrow
Title: Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

TD BANK, N.A.

By
/s/ MATT WASZMER
Name: Matt Waszmer
Title: Senior Vice President

For institutions that require a second signature:

TD BANK USA, N.A.
By
/s/ MATT WASZMER
Name: Matt Waszmer
Title: Senior Vice President of TD Bank, N.A. as Servicing Agent for TD Bank USA, N.A.

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 5, 2018, AMONG ITRON, INC., THE FOREIGN BORROWERS AND GUARANTORS PARTY THERETO, THE LENDERS AND ISSUING LENDERS PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution:

U.S. BANK NATIONAL ASSOCIATION

By
/s/ EDWARD B. HANSON
Name: Edward B. Hanson
Title: Senior Vice President

[Amendment No. 2 to Second Amended and Restated Credit Agreement Signature Page]